EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-43133, 33-46194, 333-22041, 333-43983, 333-57512, 333-71468, 333-136265, 333-135123, 333-135465, 33-40393, 33-39120), Form S-8 (Nos. 2-97450, 333-37353, 33-8003, 333-03609, 333-41464, 333-98197, 333-115837, 333-32853, 333-32851, 333-111355, 333-128342, 333-135467, 333-133275, 333-133266, 333-133265, 333-141548) and Form S-4 (No. 333-121003) of Caterpillar Inc. of our report dated February 19, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Peoria, Illinois
February 19, 2009